UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 30, 2007
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300 Houston, Texas (Address of principal executive offices)	77057 (Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On June 30, 2007, Pride entered into an agreement pursuant to which Samsung Heavy Industries Co., Ltd. agreed to construct for Pride an advanced-capability drillship for ultra-deepwater drilling use. The agreement provides that, following shipyard construction, commissioning and associated testing, the rig is to be delivered to Pride on or before June 30, 2010. The agreement provides for an aggregate purchase price of $612 million, subject to adjustment for delayed delivery, payable in installments during the construction process. In connection with the construction contract, Pride has entered into a license agreement with Transocean Offshore Deepwater Drilling, Inc. with respect to certain patents related to the drillship’s dual-activity capabilities. Under the license agreement, Pride will pay Transocean a fee of $10 million for the initial drillship and an additional $15 million for any additional drilling units that use the patented technology, plus five percent of the revenue earned by the drillship and any additional units (reduced by a $5 million credit per unit for any of the additional units) in jurisdictions where the license is applicable.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ Brian C. Voegele
Brian C. Voegele
Senior Vice President and Chief Financial Officer

Date: July 6, 2007

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